UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         January 30, 2023

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5500 Haven Street
Las Vegas,	Nevada	89119
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On January 30, 2023 (the “Effective Date”), Las Vegas Sands Corp. (the “Borrower”) entered into Amendment No. 4 to Revolving Credit Agreement (the “Amendment”) with the lenders party thereto and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”) with respect to the Revolving Credit Agreement, dated as of August 9, 2019 (as amended by that certain Amendment No. 1 to Revolving Credit Agreement, dated as of September 23, 2020, as further amended by that certain Amendment No. 2 to Revolving Credit Agreement, dated as of September 3, 2021, as further amended by that certain Amendment No. 3 to Revolving Credit Agreement, dated as of December 7, 2021, and as otherwise in effect prior to the effectiveness of the Amendment, the “Existing Revolving Credit Agreement”), by and among the Borrower, the Administrative Agent and the lenders and issuing banks from time to time party thereto. Capitalized terms used but not defined herein are defined in the Existing Revolving Credit Agreement, as amended by the Amendment.

Pursuant to the Amendment, the Existing Revolving Credit Agreement was amended to (a) determine Consolidated Adjusted EBITDA on a year-to-date annualized basis during the period commencing on the Effective Date and ending on and including December 31, 2023, as follows: (i) for the Fiscal Quarter ending March 31, 2023, Consolidated Adjusted EBITDA for such Fiscal Quarter multiplied by four, (ii) for the Fiscal Quarter ending June 30, 2023, Consolidated Adjusted EBITDA for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) for the Fiscal Quarter ending September 30, 2023, Consolidated Adjusted EBITDA for such Fiscal Quarter and the two immediately preceding Fiscal Quarters, multiplied by four-thirds; (b) extend the period during which the Borrower is required to maintain a specified amount of minimum liquidity as of the last day of each month to December 31, 2023; and (c) extend the period during which the Borrower is unable to declare or pay any dividend or other distribution, unless liquidity is greater than $1.0 billion on a pro forma basis after giving effect to such dividend or distribution, to December 31, 2023.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
10.1†
Amendment No. 4 to Revolving Credit Agreement, dated as of January 30, 2023, by and among Las Vegas Sands Corp., the Lenders from time to time party thereto and The Bank of Nova Scotia, as Administrative Agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

†	Certain identified information has been excluded from the exhibit because such information both (i) is not material and (ii) is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 31, 2023

LAS VEGAS SANDS CORP.
By:	/S/ D. ZACHARY HUDSON
Name: D. Zachary Hudson Title: Executive Vice President, Global General Counsel and Secretary